                                                                                         Registration No. 333-57470

                                         SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549

                                     -------------------------------------------

                                                   Post-Effective
                                                   Amendment No. 1
                                                         to
                                                      FORM S-8
                                            REGISTRATION STATEMENT UNDER
                                             THE SECURITIES ACT OF 1933

                                                 ACXIOM CORPORATION
                               (Exact name of Registrant as specified in its charter)

                    Delaware                                                                      71-0581897
        (State or other jurisdiction of                                                        (I.R.S. Employer
         incorporation or organization)                                                      Identification Number)

                                          P. O. Box 8180, 1 Information Way
                                          Little Rock, Arkansas 72203-8180
                                                   (501) 342-1000
                                (Address, including zip code, and telephone number of
                                            principal executive offices)

                                       --------------------------------------

                                         2000 ASSOCIATE STOCK OPTION PLAN
                                               OF ACXIOM CORPORATION
                                              (Full title of the plan)

                                       --------------------------------------

                                                  Charles D. Morgan
                                         Chairman of the Board and President
                                                  (Company Leader)
                                                Acxiom Corporation
                                          P. O. Box 8180, 1 Information Way
                                          Little Rock, Arkansas 72203-8180
                                                   (501) 342-1000
                            (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                         Copies of all correspondence to:

                                                Jeffrey J. Gearhart
                                                  Kutak Rock LLP
                                              425 West Capitol Avenue
                                                    Suite 1100
                                            Little Rock, Arkansas 72201
                                                  (501) 975-3000

                                      ----------------------------------------

                                          CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum    Proposed Maximum
                                        Amount          Offering Price         Aggregate
   Title of Securities to be            To Be              Per Share        Offering Price          Amount of
           Registered                 Registered                                                Registration Fee
         Common Stock,
       $.10 Par Value(1)             2,900,000(2)           $12.74           $36,946,000           $9,236.50(3)

         (1)      Preferred Stock Purchase Rights of Acxiom Corporation ("Acxiom") are attached to and trade with the Acxiom Common Stock.

         (2)      Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares that may become subject to the 2000 Associate Stock Option
Plan of Acxiom Corporation as a result of anti-dilution provisions of the plan.

         (3)      The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of Acxiom Common Stock on Nasdaq on
August 23, 2001.

                           INCORPORATION OF PREVIOUS REGISTRATION STATEMENT BY REFERENCE

         The contents of the previous Registration  Statement on Form S-8,  Registration No. 333-57470,  previously filed with the Securities and Exchange  Commission by Acxiom  Corporation  ("Acxiom")  are  incorporated  herein by this reference.

                                       REGISTRATION OF ADDITIONAL SECURITIES

         Acxiom has previously registered an aggregate 6,500,000 shares of its Common Stock, $0.10 par value, issuable under the 2000 Associate Stock Option Plan of Acxiom Corporation (the "Plan").  On August 8, 2001, the
stockholders of Acxiom approved an amendment to the Plan, increasing the number of shares of Common Stock issuable thereunder from 6,500,000 to 9,400,000.  This Registration Statement is being filed pursuant to General
Instruction E to Form S-8 to register such additional shares issuable under the Plan.

                                                       PART II

                                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         5.1      Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith).

         23.1     Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1 herewith).

         23.2     Consent of KPMG LLP (filed herewith).

         23.3     Consent of Arthur Andersen LLP (filed herewith).

         24.1     Powers of Attorney*.

* Previously filed.

                                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on August 29, 2001.

                                                     ACXIOM CORPORATION

                                                     By: /s/  Catherine L. Hughes
                                                        -------------------------------------
                                                           Catherine L. Hughes
                                                           Secretary and Corporate Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on August 29, 2001:

                         Signature                                                    Title

/s/ Dr. Ann Hayes Die                                                                Director
--------------------------------------
(Dr. Ann Hayes Die)

/s/ William T. Dillard II                                                            Director
--------------------------------------
(William T. Dillard II)

/s/ Harry C. Gambill                                                                 Director
--------------------------------------
(Harry C. Gambill)

/s/ Rodger S. Kline                                                   Director and Company Operations Leader
--------------------------------------                                     (Principal Financial Officer)
(Rodger S. Kline)

/s/ Thomas F. (Mack) McLarty, III                                                    Director
--------------------------------------
(Thomas F. (Mack) McLarty, III)

/s/ Charles D. Morgan                                                Chairman of the Board and Company Leader
--------------------------------------                                    (Principal Executive Officer)
(Charles D. Morgan)

/s/ Stephen M. Patterson                                                             Director
--------------------------------------
(Stephen M. Patterson)

/s/ Caroline Rook                                                          Financial Operations Leader
--------------------------------------                                    (Principal Accounting Officer)
(Caroline Rook)

/s/ James T. Womble
--------------------------------------
(James T. Womble)                                                          Director and Division Leader

*By:    /s/  Catherine L. Hughes
     --------------------------------------
     (Catherine L. Hughes, Attorney-in-Fact)

                                                  INDEX TO EXHIBITS

Number            Exhibit

5.1               Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith).

23.1              Consent of Kutak Rock LLP (included in the opinion in Exhibit 5.1).

23.2              Consent of KPMG LLP (filed herewith).

23.3              Consent of Arthur Andersen LLP (filed herewith).

24.1              Powers of Attorney*.

                  * Previously filed